SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2003 (January 15, 2003)

NEXTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19656	36-3939651
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 433-4000

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     On January 15, 2003, we consummated the acquisition of all of the stock of NeoWorld Communications, Inc., which collectively owned and operated 900 MHz specialized mobile radio systems. Pursuant to our agreements, we paid the balance of the purchase price, $197 million in cash, on January 15, 2003. This amount is in addition to previous payments of $79 million through December 31, 2002, including $40 million paid in 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

Date: January 16, 2003	By:	/s/ Leonard J. Kennedy Leonard J. Kennedy Senior Vice President and General Counsel